     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2002.
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             TAMPA ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

                         FLORIDA                                                      59-0475140
               (State or other jurisdiction                                        (I.R.S. Employer
            of incorporation or organization)                                    Identification No.)

         702 NORTH FRANKLIN STREET, TAMPA, FLORIDA 33602 (813) 228-4111 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                            DAVID E. SCHWARTZ, ESQ.
                                   SECRETARY
                             TAMPA ELECTRIC COMPANY
                           702 NORTH FRANKLIN STREET
                              TAMPA, FLORIDA 33602
                                 (813) 228-4111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

                          DAVID R. POKROSS, JR., ESQ.
                               PALMER & DODGE LLP
                             111 HUNTINGTON AVENUE
                        BOSTON, MASSACHUSETTS 02199-7613

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED                PROPOSED
        TITLE OF EACH CLASS OF             AMOUNT TO BE         MAXIMUM OFFERING        MAXIMUM AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED           PRICE PER UNIT      OFFERING PRICE(1)(2)(3)  REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities.......................     $950,000,000               100%             $950,000,000(4)(5)         $24,900(4)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(o). If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not in excess of $950,000,000.

(2) In United States dollars or the equivalent thereof in any other currency as shall result in an aggregate initial offering price for all debt securities not in excess of $950,000,000.

(3) Exclusive of accrued interest, if any.

(4) Pursuant to Rule 457(p) under the Securities Act of 1933, $250,000,000 of securities are being carried forward from Tampa Electric Company's Registration Statement on Form S-3 (No. 333-55090) filed with the Commission on February 6, 2001 for inclusion in the prospectus filed herewith. The registration fee that is being paid in connection with this Registration Statement is $24,900, which fee represents the total fee for registering the aggregate offering price of the securities registered hereunder less the fee of $62,500 already paid for unsold securities registered under the prior Registration Statement.

(5) In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $950,000,000.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT RELATES TO THE $700,000,000 AGGREGATE AMOUNT OF SECURITIES REGISTERED HEREBY AS WELL AS TO THE $250,000,000 AGGREGATE AMOUNT OF SECURITIES REMAINING UNSOLD FROM REGISTRATION STATEMENT NO. 333-55090 PREVIOUSLY FILED BY TAMPA ELECTRIC COMPANY.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE   , 2002

PROSPECTUS

                             TAMPA ELECTRIC COMPANY

                                DEBT SECURITIES
                            ------------------------

     We plan to offer debt securities to the public from time to time.

     We may offer the debt securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer debt securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities. YOU SHOULD READ THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT OR THE TERM SHEET, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE 9 OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     We will sell the debt securities to underwriters or dealers, through agents, or directly to investors.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            ------------------------

                  The date of this prospectus is June   , 2002

     Tampa Electric Company - 702 North Franklin Street - Tampa, Florida 33602 -
(813) 228-4111

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Risk Factors................................................    1
Forward Looking Statements..................................    1
The Company.................................................    2
Ratio of Earnings to Fixed Charges..........................    2
Use of Proceeds.............................................    2
Description of Debt Securities..............................    2
Plan of Distribution........................................    7
Legal Matters...............................................    8
Experts.....................................................    8
Where You Can Find More Information.........................    9

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under the shelf process, we may, from time to time, issue and sell to the public any amount of the debt securities described in the registration statement in one or more offerings up to a total dollar amount of $950,000,000.

                                  RISK FACTORS

     For each series of debt securities, we will include risk factors, if appropriate, in a prospectus supplement or term sheet relating to that series. You should also consider the "Investment Considerations" included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of our parent, TECO Energy, Inc., as the same may be amended, supplemented or superseded from time to time by future filings under the Securities Exchange Act of 1934.

                           FORWARD LOOKING STATEMENTS

     This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference may contain forward-looking statements. Such statements relate to future events or our future financial performance. We use words such as "anticipate," "believe," "expect," "intend," "may," "project," "will" or other similar words to identify forward-looking statements.

     Without limiting the foregoing, any statements relating to our:

     - anticipated capital expenditures;

     - future cash flows and borrowings;

     - potential future merger opportunities; and

     - sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

     Among the factors that could cause actual results to differ materially are:

     - general economic conditions, particularly those affecting energy sales in our service area;

     - variations in weather conditions affecting energy sales and operating costs;

     - potential competitive changes in the electric and gas industries, particularly in the area of retail competition;

     - changes in environmental regulation that may impose additional costs or curtail some of our activities;

     - federal and state regulatory initiatives that increase competition or costs, threaten investment recovery, or impact rate structure;

     - available sources and costs of commodities;

     - interest rates, market conditions and other factors that could impact our ability to obtain access to sufficient capital on satisfactory terms; and

     - restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow or make payments on subordinated debt.

     When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference.

                                  THE COMPANY

     We are a public utility company that is a wholly-owned subsidiary of TECO Energy, Inc., a diversified energy-related holding company. We generate, purchase, transmit, distribute and sell electric energy for customers within west central Florida and, through our Peoples Gas System division, purchase, distribute and sell natural gas for customers throughout Florida. You can find a more complete description of our business and our recent activities in the documents listed under "WHERE YOU CAN FIND MORE INFORMATION." The address of our principal executive office is 702 North Franklin Street, Tampa, Florida 33602, and our telephone number is (813) 228-4111.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown.

                                            PERIODS ENDED
                                            MARCH 31, 2002                YEAR ENDED DECEMBER 31,
                                         --------------------   --------------------------------------------
$ MILLIONS                               3 MONTHS   12 MONTHS    2001     2000     1999      1998      1997
----------                               --------   ---------   ------   ------   ------    ------    ------
Ratio of earnings to fixed charges.....    4.51x      4.57x      4.41x    4.14x    3.82x(1)  4.51x(2)  4.38x

     For the purposes of calculating these ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.
---------------

(1) Includes the effect of one-time, pretax charges totaling $18.3 million recorded in the third and fourth quarters of 1999. Charges consisted of the following: $10.5 million recorded based on Florida Public Service Commission audits of our 1997 and 1998 earnings which limited our equity ratio to 58.7 percent; $3.5 million to resolve litigation filed by the U.S. Environmental Protection Agency; and $4.3 million for corporate income tax settlements related to prior years' tax returns. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 4.61x for the fiscal year ended December 31, 1999.

(2) Includes the effect of one-time, pretax charges totaling $16.9 million, as more fully explained in Note I to Item 8, Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the 1998 fiscal year. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 4.66x for the fiscal year ended December 31, 1998.

                                USE OF PROCEEDS

     We expect to use the net proceeds from the sale of the debt securities for general corporate purposes, which may include capital expenditures, investment in subsidiaries, working capital, repayment of debt and other business opportunities.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. We will issue debt securities in one or more series under an indenture dated as of July 1, 1998 between us and The Bank of New York, as trustee. We filed the indenture as an exhibit to our registration statement on Form S-3 dated July 13, 1998. The following description of the terms of the debt securities summarizes only the material terms of the debt securities. The description is not complete and we refer you to the indenture, which we incorporate by reference.

GENERAL

     The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

     Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

     - the title of the debt securities;

     - any limit on the total principal amount of the debt securities;

     - the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

     - the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

     - the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

     - if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

     - the place or places where the principal of and interest on the debt securities will be payable;

     - any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

     - the denominations in which we will issue the debt securities, if other than denominations of $1,000;

     - the terms and conditions, if any, on which we may redeem the debt securities;

     - the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

     - whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption "Global Securities;"

     - any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

     - any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

     - any subordination of the debt securities to any other indebtedness of the Company; and

     - other material terms of the debt securities.

     Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

     We will issue debt securities only in fully registered form, without coupons and in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

     The principal of, and any premium and interest on, any debt securities will be payable at the corporate trust office of The Bank of New York in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

     We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

     If we plan to redeem the debt securities, before the redemption occurs we are not required to:

     - issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

     - after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

     We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe in the relevant prospectus supplement or term sheet certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

     The debt securities do not provide special protection in the event we are involved in a highly leveraged transaction.

GLOBAL SECURITIES

     If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

     The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

CONSOLIDATION, MERGER, ETC.

     We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

     - the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or, upon the effectiveness of the currently proposed amendment to the indenture, under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

     - the successor or transferee expressly assumes our obligations under the indenture; and

     - the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

     Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

MODIFICATION OF THE INDENTURE

     The indenture provides that we or the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and
(ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

     - change the date stated on the debt security on which any payment of principal or interest is stated to be due;

     - reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

     - change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

     Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

     - a default in the payment of principal of, or any premium or interest on, any debt security of that series;

     - a default of a covenant or provision under the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

EVENTS OF DEFAULT

     An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

     - we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

     - we fail to pay principal of or any premium on any debt security of that series when due;

     - we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

     - we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

     - events of bankruptcy, insolvency or reorganization; and

     - any other event defined as an event of default with respect to debt securities of a particular series.

     If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

     Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

     We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

DEFEASANCE OF DEBT SECURITIES

     Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

     Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

THE TRUSTEE

     The trustee is The Bank of New York, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

GOVERNING LAW

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities in one or more of the following ways:

     - directly to purchasers;

     - to or through one or more underwriters or dealers; or

     - through agents.

     A prospectus supplement or term sheet with respect to a particular series of debt securities will set forth the terms of the offering of those debt securities, including the following:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of those debt securities and our proceeds from the sale;

     - underwriting discounts and commissions; and

     - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we use underwriters in the sale of the debt securities, the underwriters will acquire the debt securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the debt securities to the public. In connection with the sale of the debt securities, we may compensate the underwriters in the form of underwriting discounts or commissions. The purchasers of the debt securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement or term sheet, the obligations of any underwriters to purchase the debt securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all such debt securities if any are purchased.

     If we use dealers in the sale of the debt securities, we will sell the debt securities to the dealers as principals. The dealer may then resell the debt securities to the public at varying prices determined by the dealer at the time of resale. The applicable prospectus supplement or term sheet will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, involved in the offer or sale of the debt securities, and set forth any commissions or discounts we grant to the dealer.

     If we use agents in the sales of the debt securities, the agents may solicit offers to purchase the debt securities from time to time. The applicable prospectus supplement or term sheet will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the debt securities, and any commissions payable by us to such agent. Any agent will be acting on a reasonable effort basis for the period of its appointment or, if indicated in the applicable prospectus supplement or term sheet, on a firm commitment basis.

     We may also sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of any such sales will be described in the applicable prospectus supplement or term sheet.

     If the prospectus supplement or term sheet so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase the debt securities from us at the public offering price set forth in the prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of the contracts.

     Agents, dealers and underwriters may be entitled under agreements with us to indemnification against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters from time to time may engage in transactions with, or perform services for, us or our subsidiaries for customary compensation.

     If indicated in the applicable prospectus supplement or term sheet, one or more firms may offer and sell the debt securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement or term sheet. We may be obligated to indemnify the remarketing firm against some liabilities, including liabilities under the Securities Act. The remarketing firm from time to time may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

     Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the debt securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

     Any debt securities will be a new issue of securities with no established trading market. We cannot assure you that there will be a market for the debt securities of any particular series or, that, if a market does develop, it will continue to provide holders of those debt securities with liquidity for their investment or will continue for the duration the debt securities are outstanding.

     The prospectus supplement or term sheet relating to each offering will set forth the anticipated date of delivery of the debt securities.

                                 LEGAL MATTERS

     Palmer & Dodge LLP, Boston, Massachusetts will pass upon the validity of the debt securities for us.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Tampa Electric Company for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.tampaelectric.com. Our website is not part of this prospectus.

     We filed a registration statement on Form S-3 with the SEC covering the debt securities. For further information about us and the debt securities, you should refer to the registration statement and its exhibits. This prospectus discusses material provisions of our indenture dated July 1, 1998 between us and The Bank of New York, as trustee. Because the prospectus may not contain all the information that you may consider important, you should review the full text of the indenture and other documents we have incorporated by reference into the registration statement.

     The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the debt securities are sold:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

     - our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

     You may request a copy of these filings, at no cost, by telephoning us at
(813) 228-4111 or writing us at the following address:

                         Director of Investor Relations
                             Tampa Electric Company
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of those documents.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the offering of the debt securities will be borne by us and are estimated as follows:

SEC registration fee........................................  $ 24,900
Rating agency fees..........................................   300,000
Trustee's fees and expenses.................................    20,000
Accountant's fees and expenses..............................    50,000
Legal fees and expenses.....................................   200,000
Printing costs..............................................   100,000
Blue Sky fees and expenses..................................    15,000
Miscellaneous expenses......................................    10,000
                                                              --------
               Total........................................  $719,900
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our bylaws provide that we will indemnify to the full extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding because such person is or was our director or officer or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

     Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

     TECO Energy, Inc. maintains an insurance policy on behalf of our directors and officers, covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

     If the debt securities are sold to or through underwriters or agents, the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify our directors and officers against specified liabilities, including specified liabilities under the Securities Act.

ITEM 16.  EXHIBITS

     See Exhibit Index immediately following the signature page hereof.

ITEM 17.  UNDERTAKINGS

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 28, 2002.

                                          TAMPA ELECTRIC COMPANY

                                          By:        /s/ R.D. FAGAN
                                            ------------------------------------
                                                         R.D. Fagan
                                            Chairman of the Board, Director and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Tampa Electric Company, hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 28, 2002.

                      SIGNATURE                                              TITLE
                      ---------                                              -----

                   /s/ R.D. FAGAN                        Chairman of the Board, Director and Chief
-----------------------------------------------------      Executive Officer (Principal Executive
                     R. D. Fagan                           Officer)

                 /s/ G. L. GILLETTE                      Senior Vice President-Finance and Chief
-----------------------------------------------------      Financial Officer (Principal Financial
                   G. L. Gillette                          Officer)

                 /s/ P.L. BARRINGER                      Vice President-Controller (Principal
-----------------------------------------------------      Accounting Officer)
                   P.L. Barringer

                  /s/ C. D. AUSLEY                                          Director
-----------------------------------------------------
                    C. D. Ausley

                  /s/ S. L. BALDWIN                                         Director
-----------------------------------------------------
                    S. L. Baldwin

                   /s/ I. D. HALL                                           Director
-----------------------------------------------------
                     I. D. Hall

                /s/ J.L. FERMAN, JR.                                        Director
-----------------------------------------------------
                  J. L. Ferman, Jr.

                 /s/ L. GUINOT, JR.                                         Director
-----------------------------------------------------
                   L. Guinot, Jr.

                      SIGNATURE                                              TITLE
                      ---------                                              -----
                  /s/ T. L. RANKIN                                          Director
-----------------------------------------------------
                    T. L. Rankin

                  /s/ W.D. ROCKFORD                                         Director
-----------------------------------------------------
                    W.D. Rockford

                   /s/ W.P. SOVEY                                           Director
-----------------------------------------------------
                     W. P. Sovey

                  /s/ J.T. TOUCHTON                                         Director
-----------------------------------------------------
                   J. T. Touchton

                  /s/ J.A. URQUHART                                         Director
-----------------------------------------------------
                   J. A. Urquhart

                 /s/ J.O. WELCH, JR.                                        Director
-----------------------------------------------------
                  J. O. Welch, Jr.

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------

  4.1     Indenture dated as of July 1, 1998 between Tampa Electric
          Company and The Bank of New York, as trustee. Filed as
          Exhibit 4.1 to Tampa Electric Company's Amendment No. 1 to
          Registration Statement on Form S-3 (File No. 333-55873) filed on July 13, 1998 and incorporated herein by reference.

  5.1 Opinion of Palmer & Dodge LLP regarding the validity of the debt securities.

  5.2 Opinion of Ropes & Gray regarding the validity of the debt securities.

 12.1     Computation of Ratio of Earnings to Fixed Charges. Filed as
          Exhibit 12 to Tampa Electric Company's Quarterly Report on
          Form 10-Q for the period ending March 31, 2002.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2     Consent of Palmer & Dodge LLP (included in Exhibit 5.1).

 23.3     Consent of Ropes & Gray (included in Exhibit 5.2).

 24.1 Power of Attorney (included on signature page of the initial filing of this Registration Statement).

 25.1     Statement of Eligibility of Trustee on Form T-1.